                                                                     EXHIBIT 4.3

          VOID AFTER 5:00PM PACIFIC STANDARD TIME ON ____________, 2004

                            [LOGO]
                                                             Warrants
       NUMBER                                                SHARES
PW
               OREGON BAKING COMPANY
                (dba Marsee Baking)
INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON      CUSIP  685794  11  7

          THIS CERTIFIES THAT



or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Oregon Baking Company, doing business as Marsee Baking (the "Corporation"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement more fully described hereinafter (the Warrant Agreement"), one fully paid and non-assessable share of Common Stock, no par value, of the Corporation ("Common Stock") upon presentation and surrender of this Warrant Certificate with a completed form of subscription to be executed upon exercise of Warrant (appearing on the reverse), at any time prior to 5:00 pm, Pacific Time, on _____, 2004 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office in Seattle, Washington of ChaseMellon Shareholder Services, L.L.C. ("Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Corporation, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful currency of the United States of America to the order of the Corporation. Each Warrant initially entitles the holder to purchase one share of Common Stock for $5.50. The number and kind of securities of other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. The Corporation may redeem, upon 30 days' notice, any or all outstanding unexercised Warrants at any time if the Daily Price has exceeded $10.00 for 30 consecutive trading days ending within 10 days of the notice of redemption at a price equal to $0.25 per Warrant. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price of the Corporation's Common Stock on that day, as reported in the Nasdaq SmallCap Market or as reported on a national or regional exchange on which the Common Stock is listed. All Warrants not theretofore exercised or redeemed will expire on _________, 2004. Reference is hereby made to the additional provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth herein. The Corporation shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent. WITNESS the facsimile signatures of its duly authorized officers of the Corporation.


Dated:

COUNTERSIGNED:
                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                                AS WARRANT AGENT

BY


                                                            AUTHORIZED SIGNATURE


                    OREGON BAKING COMPANY, DBA MARSEE BAKING

     By:                              By:
        /s/ Howard Wasserteil              /s/ Ray Lindstrom

             SECRETARY                             PRESIDENT

        This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated ___________ ("Warrant Agreement"), between the Corporation and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Corporation and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Corporation at 2287 NW Pettygrove Street, Portland, Oregon 97210.

        The Corporation shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but may make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

        In certain cases, the sale of securities by the Corporation upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Corporation may cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933 and take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Corporation will not be required to honor the exercise of Warrants if, in the opinion of the Corporation, upon advice of counsel, the sale of securities upon such exercise would be unlawful.

        This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate office of the Corporation, may be exchanged for another Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

        No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common stock or other securities of the Corporation which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to the shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matte submitted to shareholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consideration, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have been delivered as provided in the Warrant Agreement.

        If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Corporation's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Corporation shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

        Every holder of this Warrant Certificate by accepting the same, consents and agrees with the Corporation, the Warrant Agent and with every other holder of a Warrant Certificate that:

               (a) This Warrant Certificate is transferable on the transfer books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

               (b) The Corporation and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Corporation or the Warrant Agent) for all purposes whatever, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

                                SUBSCRIPTION FORM
                     To Be Executed Upon Exercise of Warrant
                  c/o ChaseMellon Shareholder Services, L.L.C.
                           520 Pike Street, Suite 1220
                            Seattle, Washington 98101

    The undersigned holder of the within Warrant hereby (1) irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase hereunder, ________ shares of Common Stock which the undersigned is entitled to purchase thereunder, (2) tenders $_________ as full payment of the Exercise Price called for by the Warrant Agreement, and (3) directs that the Certificates for such shares be issued as set forth below.

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------
Name in which shares are to be issued: (if other than to the undersigned)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     (Please print or type name and address)

If the number of shares shall not be all the shares purchasable thereunder, a new Warrant Certificate for the balance of the shares purchasable under the within Warrant shall be delivered to the undersigned holder at the address set forth below:

Dated:
      ---------------   --------------------------------------------------------
                                         Signature of Holder

                        --------------------------------------------------------
                              Social Security or other identifying number

                        --------------------------------------------------------
                                          Name (please print)

                        --------------------------------------------------------
                                                Address

                        --------------------------------------------------------
                                         Signature Guaranteed

                        NOTICE The signature to the foregoing Subscription must correspond to the name(s) of the registered holder(s) of the within Warrant in every particular, without alteration or any change whatsoever.


                                   ASSIGNMENT
                     To Be Executed upon Transfer of Warrant

FOR  VALUE  RECEIVED,  __________________________________________________ hereby sells, assigns and transfers unto ______________________________________________
                                   Social Security or other identifying number

the within Warrant, together with all rights, title and interest herein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Warrant on the warrant register of the corporation with full power of substitution.

Dated:
       -----------------------------------   -----------------------------------
                                             Signature of Transferor
Address of Transferee:
                       -------------------   -----------------------------------
                                             Signature of Guaranteed

NOTICE The signature to the foregoing Assignment must correspond to the name(s) as written upon the face of the within Warrant in every particular, without alteration or any change whatsoever, and should be guaranteed by a commercial bank or trust Corporation having and office or correspondent in the United States or by a member firm of a registered national securities exchange to the National Association of Securities Dealers, Inc.